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                                                                     Exhibit 4.5

                             FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE, dated as of September 8, 1997 (this "Supplemental Indenture"), between RANDALL'S FOOD MARKETS, INC., a corporation duly organized and existing under the laws of the State of Texas (the "Company"), having its principal office at 3663 Briarpark, Houston, Texas 77042, and MARINE MIDLAND BANK, a New York banking corporation and trust company, as trustee (the "Trustee").

                               RECITALS OF THE COMPANY

         WHEREAS, the Company and the Trustee are parties to the Indenture dated as of June 27, 1997 (as amended, supplemented or otherwise modified from time to time, the "Indenture");

         WHEREAS, the Company has requested and the Trustee has agreed to join in the execution of this Supplemental Indenture in accordance with the terms of
Section 901 of the Indenture and subject to the conditions set forth herein;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         In consideration of the promises and mutual agreements herein contained, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

         SECTION 101. AMENDMENTS TO THE INDENTURE. The Indenture is hereby amended as follows:

         (a) By deleting Section 201 therefrom in its entirety and substituting in lieu thereof the following new Section 201:

         "SECTION 201.  FORMS GENERALLY.

         The Initial Notes shall be known as the "93/8% Senior Subordinated Notes due 2007" and the Exchange Notes shall be known as the "93/8% Series B Senior Subordinated Notes due 2007," in each case, of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication.

         The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any

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    other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

         Initial Notes offered and resold in reliance on Rule 144A to QIBs or on another exemption under the Securities Act to institutional "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities
    Act) ("IAIs") will be issued on the Issuance Date or thereafter in the form of two permanent global Notes (with separate CUSIP numbers) substantially in the form set forth in Sections 204 and 205 (each a "U.S. Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. One U.S. Global Note (which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate) will represent Initial Notes sold to QIB's, and the other will represent Initial Notes sold to IAI's. The aggregate principal amount of each U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Transfers of Initial Notes from QIBs to IAIs, and from IAIs to QIBs, will be represented by appropriate increases and decreases to the respective amounts of the appropriate U.S. Global Notes, as more fully provided in Section 307.

         Initial Notes resold in reliance on Regulation S, if any, shall be reissued in the form of temporary certificated Notes in registered form substantially in the form set forth in Sections 204 and 205 (the "Temporary Offshore Physical Notes"). The Temporary Offshore Physical Notes will be registered in the name of, and held by, a temporary certificate holder designated by BT Securities Corporation until the later of the completion of the distribution of the Initial Notes and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of such Initial Notes (the "Offshore Notes Exchange Date"). The Company shall promptly notify the Trustee in writing of the occurrence of the Offshore Notes Exchange Date and, at any time following the Offshore Notes Exchange Date, upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Section 203, the Company shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Notes in registered form substantially in the form set forth in Sections 204 and 205 (the "Permanent Offshore Physical Notes") in exchange for the Temporary Offshore Physical Notes of like tenor and amount.

         Initial Notes resold other than as described in the preceding paragraphs, if any, shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Sections 204 and 205 (the "U.S. Physical Notes"). U.S. Physical Notes in certain circumstances shall be transferred to all beneficial owners

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    in exchange for their beneficial interests in the U.S. Global Notes as set forth in Section 306.

         The Temporary Offshore Physical Notes, Permanent Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes.""

         (b) By deleting Section 307 therefrom in its entirety and substituting in lieu thereof the following new Section 307:

         "SECTION 307.  SPECIAL TRANSFER PROVISIONS.

         Unless and until (i) an Initial Note is sold under an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

         (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any IAI which is not a QIB (excluding Non-U.S. Persons):

              (i) The Note Registrar shall register the transfer of any Initial Note, whether or not such Initial Note bears the Private Placement Legend, if (x) the requested transfer is at least two years after the original issue date of the Initial Note or (y) the proposed transferee has delivered to the Note Registrar a certificate substantially in the form set forth in Section 308.

              (ii) Unless the proposed transferee is entitled to receive a U.S. Physical Note as provided in Section 306, the proposed transferee shall obtain a beneficial interest in the U.S. Global Note representing Initial Notes held by IAIs, in which case, upon receipt by the Note Registrar of the documents, if any, required by paragraph
         (i), such transfer will be made in accordance with the rules and procedures of the Depositary; PROVIDED, HOWEVER, that the Note Registrar shall incur no liability hereunder as a result of the failure of any IAI to deliver to the Note Registrar a certificate substantially in the form set forth in Section 308.

         (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

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              (i)  If the Note to be transferred consists of U.S. Physical
         Notes, Temporary Offshore Physical Notes or Permanent Offshore Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Initial Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

              (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of U.S. Physical Notes, Temporary Offshore Physical Notes or Permanent Offshore Physical Notes, or an interest in the U.S. Global Note representing Initial Notes held by IAIs, upon receipt by the Note Registrar of instructions given in accordance with the Depositary's and the Note Registrar's procedures therefor, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note representing Initial Notes held by QIBs in an amount equal to (x) the principal amount of the U.S. Physical Notes, Temporary Offshore Physical Notes or Permanent Offshore Physical Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note so transferred or (y) the amount of interest in the U.S. Global Note representing Initial Notes held by IAIs to be so transferred (in which case the Note Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such U.S. Global Note).

         (c) TRANSFERS BY NON-U.S. PERSONS PRIOR TO AUGUST 6, 1997. The following provisions shall apply with respect to registration of any proposed transfer of an Initial Note by a Non-U.S. Person prior to August 6, 1997:



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              (i)  The Note Registrar shall register the transfer of any
         Initial Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Note Registrar a certificate substantially in the form set forth in Section 309 or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Initial Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Initial Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A. Unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Notes of like tenor and amount.

              (ii) If the proposed transferee is an Agent Member, upon receipt by the Note Registrar of instructions given in accordance with the Depositary's and the Note Registrar's procedures therefor, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the appropriate U.S. Global Note in an amount equal to the principal amount of the Temporary Offshore Physical Note to be transferred, and the Note Registrar shall cancel the Temporary Offshore Physical Notes so transferred; provided that if the proposed transferee is an IAI, the proposed transferee delivers to the Note Registrar a certificate substantially in the form set forth in Section 308 and if the Company so requests, an opinion of counsel setting forth the basis of the exemption from the Securities Act for such transfer.

         (d) TRANSFERS BY NON-U.S. PERSONS ON OR AFTER AUGUST 6, 1997. The following provisions shall apply with respect to any transfer of an Initial Note by a Non-U.S. Person on or after August 6, 1997:

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              (i)  (x) If the Initial Note to be transferred is a Permanent
         Offshore Physical Note, the Note Registrar shall register such transfer, (y) if the Initial Note to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Section 309 from the proposed transferor, the Note Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

              (ii) If the proposed transferee is an Agent Member, upon receipt by the Note Registrar of instructions given in accordance with the Depositary's and the Note Registrar's procedures therefor, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the appropriate U.S. Global Note in an amount equal to the principal amount of the Temporary Offshore Physical Note or of the Permanent Offshore Physical Note to be transferred, and the Trustee shall cancel the Physical Note so transferred.

         (e) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of an Initial Note to a Non-U.S. Person:

              (i) Prior to August 6, 1997, the Note Registrar shall register any proposed transfer of an Initial Note to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth in
         Section 309 from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Temporary Offshore Physical Notes.

              (ii) On and after August 6, 1997, the Note Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Initial Note to be transferred is a Permanent Offshore Physical Note,
         (x) if the Initial Note to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Section 309 from the proposed transferor, (y) if the Initial Note to be transferred is a U.S. Physical Note or an interest in a U.S. Global Note, upon receipt of a certificate substantially in the form set forth in Section 309 from the proposed transferor and (z) in the case of either clause (w), (x) or (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

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              (iii)     If the proposed transferor is an Agent Member holding a
         beneficial interest in a U.S. Global Note, upon receipt by the Note Registrar of (x) the document, if any, required by paragraph (i), and
         (y) instructions in accordance with the Depositary's and the Note Registrar's procedures therefor, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

         (f) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by the fourth paragraph of Section 201 (with respect to Permanent Offshore Physical Notes) or paragraph (a)(i)(x), (d)(i) or
    (e)(ii) of this Section 307 exist or (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (g) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this
    Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar."

         SECTION 201.   MISCELLANEOUS.

         (a) THE TRUSTEE. The recitals contained herein shall be taken as the statements of the Company and the Trustee shall not assume responsibility for, or be liable in respect of, the correctness thereof. The Trustee makes no representation as to,

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and shall not be liable or responsible for, the validity or sufficiency of this
Supplemental Indenture.

         (b) LIMITED EFFECT. Except as expressly amended hereby, all of the provisions, covenants, terms and conditions of the Indenture are ratified and confirmed, and shall remain in full force.

         (c) COUNTERPARTS. This Supplemental Indenture may be executed by one or more parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         (D) GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.


                             RANDALL'S FOOD MARKETS, INC.,
                                  a Texas corporation


                             By /s/ Lee E. Straus
                               -----------------------
                               Name: Lee E. Straus
                               Title: Senior Vice President,
                                         Secretary & Treasurer


                             MARINE MIDLAND BANK,
                                  as Trustee


                             By /s/ Frank J. Godino
                               -----------------------
                               Name: Frank J. Godino
                               Title: Assistant Vice President